Exhibit 99.1

MoneyGram International Reports Fourth Quarter and Full-Year 2020 Financial Results

Fourth Quarter and Full-Year Results exceed expectations and demonstrates the ongoing strength of the Company's digital transformation

Record number of digital customers helped drive strong Fourth Quarter Revenue of $323.3 million, Net Income of $7.3 million and Adjusted EBITDA of $64.6 million

Full-Year MGO cross-border digital transactions grew 152% year-over-year and overall digital revenue reached a record of $188 million

DALLAS (February 22, 2021) -- MoneyGram International, Inc. (NASDAQ: MGI) today reported financial results for its fourth quarter and full-year ended December 31, 2020.
Fourth Quarter 2020 Business Highlights

"We delivered strong financial results in the fourth quarter led by record digital growth and significant outperformance on expenses. Despite a year filled with unprecedented challenges, our dedicated employees rallied together to deliver the industry’s best customer experience, rapidly accelerate digital growth, and expand key partnerships,” said Alex Holmes, MoneyGram Chairman and CEO."

Holmes continued: “The combination of these efforts generated tremendous value for customers and shareholders alike. This past year, MoneyGram Online, our direct-to-consumer digital channel, became one of the fastest growing fintechs in the industry, and the channel’s profitable growth contributed meaningfully to both our top and bottom-line results."

•Digital performance in the fourth quarter was led by MoneyGram's online direct-to-consumer channel (MGO):
◦MGO delivered 100% year-over-year transaction growth and 103% revenue growth driven by strong consumer demand for the MoneyGram app, high customer retention rates, and increased productivity rates
◦Cross-border online transactions and revenue each grew an impressive 143%, respectively, year-over-year for the fourth quarter
◦MGO, the Company's largest generator of money transfer transactions, maintains 3 of its individual country sites on the Company's top 10 list of money transfer transaction generating sources
▪US MGO became the largest generator of money transfer transactions in December surpassing Walmart
•Total digital, which includes MGO, had year-over-year transaction growth of 94% in the fourth quarter
◦Digital revenue reached a new record of $57.4 million for the fourth quarter representing a 79% year-over-year revenue growth rate

◦Digital partnerships delivered transaction growth of 77% year-over-year
◦Account deposit and mobile wallet transactions increased 140% year-over-year
•Digital transactions accounted for 28% of all money transfer transactions in the fourth quarter
•During the quarter, the Company reported a number of strategic achievements:

◦As part of the Company’s focus to invest in major receive markets, MoneyGram expanded its real-time direct to account transfer capabilities led by Visa Direct.

▪Visa Direct posted record transactions on 650% growth for the 4th quarter.

◦The Company accelerated longer-term, customer-centric partnerships in major markets by strengthening positions in North America and the Asia Pacific region with renewals at both Canada Post, a five-year extension, and SBI, a three-year extension

Fourth Quarter Financial Results, Year-Over-Year
•Total revenue of $323.3 million was flat on a reported basis or down 2% on a constant currency basis
◦Money transfer revenue was $298.1 million, up 4%, or 2% on a constant currency basis, driven by double-digit transaction growth
◦Investment revenue was $2.6 million for the quarter representing a decline of $9.8 million due to lower prevailing interest rates
•Total operating expenses of $292.0 million, decreased $19.0 million or 6%
◦Transaction and Operations Support expenses decreased $17.4 million or 38% which included:
▪$8.5 million net benefit from Ripple market development fees of $9.2 million, partially offset by related transaction and trading expenses of $0.7 million
•Operating Income was $31.3 million, an increase of 146%
◦Operating Income margin expanded from 3.9% to 9.7%
•Net Income was $7.3 million for the quarter representing the Company's second consecutive quarter of positive net income and an increase of $19.2 million
•Diluted earnings per share was $0.08 and diluted adjusted earnings per share was $0.12
•Adjusted EBITDA increased 12% to $64.6 million, or 8% on a constant currency basis
◦Adjusted EBITDA margin improved 220 basis points to 20%
Full-Year 2020 Financial Results, Year-Over-Year
•Total revenue of $1,217.2 million declined 5% on a reported basis and down 6% on a constant currency basis
◦Money Transfer revenue was $1,104.7 million a decline of 2% on both a reported basis and a constant currency basis
▪The decline was largely due to the COVID-19 pandemic which mostly impacted our first half 2020 operating results
◦Investment revenue totaled $20.0 million, or a $34.7 million decline, due to the lower prevailing interest rates

•Total operating expenses were $1,114.2 million decreased $118.9 million or 10% due to the agile management of expenses through the pandemic as the Company and continues to benefit from its Digital Transformation
•Income before taxes of $6.1 million for the full year, with an after-tax loss of $7.9 million primarily related to a deferred tax asset valuation allowance of $12.0 million of which $10.1 million was recognized in the first quarter
•Adjusted EBITDA was $241.3 million, a 13% increase on a reported basis and an 11% increase on a constant currency basis. The increase is primarily related to the out-performance of the Company's digital business and continued focus on expense management
•Diluted loss per share was $0.10 and adjusted diluted income per share was $0.28

“Looking ahead, we are excited to leverage the strong momentum in our fast growing digital channel in 2021 as we work to overcome continued uncertainty driven by the global pandemic and changing market dynamics in the retail channel. As our transformational journey continues, our modern, mobile, API-driven platform puts MoneyGram in a strong position to quickly adapt to changing conditions, and we are confident in the underlying strength of our business led by our growing customer base."

Balance Sheet and Liquidity
•Cash and cash equivalents on hand at year end was $196.1 million compared to $162.9 million as of the end of the third quarter 2020.
•Fourth quarter interest expense was $22.9 million and full-year interest expense was $92.4 million.
•Capital expenditures in 2020 were $40.8 million.

First Quarter 2021 Outlook
Assuming the global economic environment were to remain consistent with the fourth quarter the Company is providing the following outlook:
For the first quarter of 2021, the Company anticipates reporting total revenue of approximately $300 million on the strength of its money transfer business and continued triple-digit cross-border MoneyGram Online growth, partially offset by an estimated $8 million reduction in gross investment revenue.
In addition, the Company is not planning for any benefit from Ripple market development fees in the first quarter. Due to the uncertainty concerning their ongoing litigation with the SEC, the Company has suspended trading on Ripple's platform. In the first quarter of 2020, the Company realized a net expense benefit of $12.1 million from Ripple market development fees.
Based on the combination of these factors, the Company anticipates reporting Adjusted EBITDA of approximately $50 million in the first quarter of 2021.

Conference Call
MoneyGram International will host a conference call on February 22, at 9:00 a.m. ET, to discuss its results. Alex Holmes, Chairman and CEO, Larry Angelilli, CFO and Kamila Chytil, COO, will host the call.

Participant Dial-In Numbers:
U.S.:	1-800-263-0877
International:	1-646-828-8143
Webcast:	public.viavid.com/index.php?id=143363

Replay:	U.S 1-844-512-2921 or International 1-412-317-6671
Replay ID:	3866751
Replay is available through March 1, 2021, 11:59 p.m. ET
About MoneyGram International, Inc.
MoneyGram is a global leader in cross-border P2P payments and money transfers. Its consumer-centric capabilities enable family and friends to quickly and affordably send money in more than 200 countries and territories, with 90 now digitally enabled.
MoneyGram leverages its modern, mobile, and API-driven platform and collaborates with the world's leading brands to serve millions of people each year through both its walk-in business and its direct-to-consumer digital business.
With a strong culture of innovation and a relentless focus on utilizing technology to deliver the world's best customer experience, MoneyGram is leading the evolution of digital P2P payments.
For more information, please visit MoneyGram.com and follow @MoneyGram.

Forward-Looking Statements
This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect MoneyGram's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the Company's projected results of operations and specific factors expected to impact the Company's results of operations. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond MoneyGram's control, which could cause actual results to differ materially from the results expressed or implied by the statements.
These risks and uncertainties include, but are not limited to:
•the impact of the COVID-19 pandemic or future pandemics on our business, including the potential for work stoppages, lockdowns, shelter-in-place, or restricted movement guidelines, service delays, lower consumer and commercial activity;
•our ability to compete effectively;
•our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing "white label" branded money transfer products or otherwise;
•our ability to manage fraud risks from consumers or agents;
•the ability of us and our agents and other commercial relationships to comply with U.S. and international laws and regulations;
•litigation or investigations involving us or our agents and other commercial relationships, which could result in material settlements, fines or penalties, termination of contracts, other administrative actions or lawsuits and negative publicity;
•uncertainties relating to compliance with the Deferred Prosecution Agreement, as amended on July 24, 2020 ("Amended DPA"), entered into with the U.S. federal government and the effect of the Amended DPA on our reputation and business and our ability to make payments required under the Amended DPA;
•regulations addressing consumer privacy, data use and security;
•our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes;
•our ability to manage risks associated with our international sales and operations;
•our offering of money transfer services through agents in regions that are politically volatile;
•changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events;
•our substantial debt service obligations, significant debt covenant requirements and credit ratings;
•major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions;
•the ability of us and our agents to maintain adequate banking relationships;

•a security or privacy breach in systems, networks or databases on which we rely and disruptions to our computer network systems and data centers;
•weakness in economic conditions, in both the U.S. and global markets;
•a significant change, material slow down or complete disruption of international migration patterns;
•the financial health of certain European countries or the secession of a country from the European Union;
•our ability to manage credit risks from our agents and official check financial institution consumers;
•our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others;
•our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses;
•any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business;
•our capital structure;
•and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public period reports filed with the U.S. Securities and Exchange Commission (the SEC), including MoneyGram's annual report on Form 10-K for the year ended December 31, 2019, and subsequent quarterly reports on Form 10-Q.
Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in MoneyGram's SEC filings. MoneyGram's SEC filings may be obtained by contacting MoneyGram, through MoneyGram's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov. MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement.
###

Non-GAAP Measures
In addition to results presented in accordance with accounting principles generally accepted in the United States (GAAP), this news release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for certain significant items), Adjusted EBITDA margin, Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes and cash payments for capital expenditures and agent signing bonuses), constant currency measures (which assume that amounts denominated in foreign currencies are translated to the U.S. dollar at rates consistent with those in the prior year), diluted adjusted income (loss) per share and adjusted net income. In addition, we present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided, and projected results do not reflect the potential impact of certain non-GAAP adjustments, which include (but in future periods, may not be limited to) stock-based, contingent and incentive compensation costs; compliance enhancement program costs; direct monitor costs; legal and contingent matter costs; restructuring and reorganization costs; currency changes; and the tax effect of such items. We cannot reliably predict or estimate if and when these types of costs, adjustments or changes may occur or their impact to our financial statements. Accordingly, a reconciliation of the non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not available.
We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, constant currency, diluted adjusted income (loss) per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.
Description of Tables

Table One	-	Condensed Consolidated Statements of Operations
Table Two	-	Segment Results
Table Three	-	Segment Reconciliations
Table Four	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	-	Reconciliation of Certain Non-GAAP Measures to Relevant GAAP Measures - Adjusted Net Income and Adjusted Diluted EPS
Table Six	-	Condensed Consolidated Balance Sheets
Table Seven	-	Condensed Consolidated Statements of Cash Flows

CONTACTS
Investor Relations:	Media Relations:
214-979-1400	Stephen Reiff
InvestorRelations@moneygram.com	media@moneygram.com

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Amounts in millions, except percentages and per share data)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019

REVENUE
Fee and other revenue	$320.7	$311.3	$9.4	$1,197.2	$1,230.4	$(33.2)
Investment revenue	2.6	12.4	(9.8)	20.0	54.7	(34.7)
Total revenue	323.3	323.7	(0.4)	1,217.2	1,285.1	(67.9)

Total revenue change, as reported	—%	(6)%		(5)%	(11)%
Total revenue change, constant currency	(2)%	(6)%		(6)%	(10)%

OPERATING EXPENSES
Total commissions and direct transaction expenses	171.2	167.7	3.5	653.0	662.2	(9.2)
Compensation and benefits	60.9	65.0	(4.1)	223.8	228.4	(4.6)
Transaction and operations support (1)	28.0	45.4	(17.4)	111.6	207.8	(96.2)
Occupancy, equipment and supplies	16.7	14.5	2.2	61.4	60.9	0.5
Depreciation and amortization	15.2	18.4	(3.2)	64.4	73.8	(9.4)
Total operating expenses	292.0	311.0	(19.0)	1,114.2	1,233.1	(118.9)
OPERATING INCOME	31.3	12.7	18.6	103.0	52.0	51.0
Other expenses
Interest expense	22.9	24.3	(1.4)	92.4	77.0	15.4
Other non-operating expense (2)	1.1	1.2	(0.1)	4.5	39.3	(34.8)
Total other expenses	24.0	25.5	(1.5)	96.9	116.3	(19.4)
Income (loss) before income taxes	7.3	(12.8)	20.1	6.1	(64.3)	70.4
Income tax (benefit) expense	—	(0.9)	0.9	14.0	(4.0)	18.0
NET INCOME (LOSS)	$7.3	$(11.9)	$19.2	$(7.9)	$(60.3)	$52.4

EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.09	$(0.16)	$0.25	$(0.10)	$(0.85)	$0.75
Diluted	$0.08	$(0.16)	$0.24	$(0.10)	$(0.85)	$0.75

Weighted-average outstanding common shares and equivalents used in computing earnings (loss) per share
Basic	77.9	76.7	1.2	77.8	71.1	6.7
Diluted	88.8	76.7	12.1	77.8	71.1	6.7

(1) Twelve months ended December 31, 2020 and 2019 include Ripple market development fees of $50.2 million and $11.3 million, respectively, partially offset by related transaction and trading expenses of $11.9 million and $0.4 million, respectively.

(2) Twelve months ended December 31, 2019 includes a non-cash pension settlement charge of $31.3 million and debt extinguishment costs of $2.4 million.

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019
Money transfer revenue	$298.1	$285.9	$12.2	$1,104.7	$1,123.9	$(19.2)
Bill payment revenue	11.0	13.8	(2.8)	46.2	59.4	(13.2)
Total revenue	$309.1	$299.7	$9.4	$1,150.9	$1,183.3	$(32.4)

Commissions and direct transaction expenses	$170.9	$162.9	$8.0	$649.3	$637.9	$11.4

Operating income	$27.6	$5.5	$22.1	$84.4	$22.0	$62.4

Operating margin	8.9%	1.8%		7.3%	1.9%

Money transfer revenue change, as reported	4%	(6)%		(2)%	(12)%
Money transfer revenue change, constant currency	2%	(5)%		(2)%	(10)%

Financial Paper Products

(Amounts in millions, except percentages)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019
Money order revenue	$10.1	$12.4	$(2.3)	$43.4	$53.0	$(9.6)
Official check revenue	4.1	11.6	(7.5)	22.9	48.8	(25.9)
Total revenue	$14.2	$24.0	$(9.8)	$66.3	$101.8	$(35.5)

Total commissions expense	$0.3	$4.8	$(4.5)	$3.7	$24.3	$(20.6)

Operating income	$3.7	$8.0	$(4.3)	$20.5	$33.8	$(13.3)

Operating margin	26.1%	33.3%		30.9%	33.2%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
(Amounts in millions, except percentages)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019

Revenue (as reported)	$309.1	$299.7	$9.4	$1,150.9	$1,183.3	$(32.4)

Adjusted operating income	$31.7	$20.4	$11.3	$105.8	$64.4	$41.4

Legal and contingent matters	—	(2.4)	2.4	0.1	(2.4)	2.5
Restructuring and reorganization costs	—	(7.1)	7.1	(1.0)	(11.3)	10.3
Compliance enhancement program	(0.6)	(2.3)	1.7	(3.5)	(7.7)	4.2
Direct monitor costs	(2.1)	(1.5)	(0.6)	(11.0)	(13.9)	2.9
Stock-based compensation expense	(1.4)	(1.6)	0.2	(6.0)	(7.1)	1.1
Total adjustments	(4.1)	(14.9)	10.8	(21.4)	(42.4)	21.0

Operating income (as reported)	$27.6	$5.5	$22.1	$84.4	$22.0	$62.4

Adjusted operating margin	10.3%	6.8%		9.2%	5.4%
Total adjustments	(1.3)%	(5.0)%		(1.9)%	(3.6)%
Operating margin (as reported)	8.9%	1.8%		7.3%	1.9%

Financial Paper Products
(Amounts in millions, except percentages)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019

Revenue (as reported)	$14.2	$24.0	$(9.8)	$66.3	$101.8	$(35.5)

Adjusted operating income	$3.9	$8.4	$(4.5)	$22.0	$35.8	$(13.8)

Compliance enhancement program	(0.1)	(0.2)	0.1	(0.9)	(1.2)	0.3
Stock-based compensation expense	(0.1)	(0.2)	0.1	(0.6)	(0.8)	0.2
Total adjustments	(0.2)	(0.4)	0.2	(1.5)	(2.0)	0.5

Operating income (as reported)	$3.7	$8.0	$(4.3)	$20.5	$33.8	$(13.3)

Adjusted operating margin	27.5%	35.0%		33.2%	35.2%
Total adjustments	(1.4)%	(1.7)%		(2.3)%	(2.0)%
Operating margin (as reported)	26.1%	33.3%		30.9%	33.2%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions, except percentages)	Three Months Ended December 31,		2020 vs	Year Ended December 31,		2020 vs
	2020	2019	2019	2020	2019	2019

Income (loss) before income taxes	$7.3	$(12.8)	$20.1	$6.1	$(64.3)	$70.4
Interest expense	22.9	24.3	(1.4)	92.4	77.0	15.4
Depreciation and amortization	15.2	18.4	(3.2)	64.4	73.8	(9.4)
Signing bonus amortization	14.8	11.8	3.0	54.5	46.4	8.1
EBITDA	60.2	41.7	18.5	217.4	132.9	84.5

Significant items impacting EBITDA:
Direct monitor costs	2.1	1.5	0.6	11.0	13.9	(2.9)
Stock-based, contingent and incentive compensation	1.5	1.8	(0.3)	6.6	7.9	(1.3)
Compliance enhancement program	0.7	2.5	(1.8)	4.4	8.9	(4.5)
Severance and related costs	0.1	0.4	(0.3)	0.3	0.7	(0.4)
Non-cash pension settlement charge (1)	—	—	—	—	31.3	(31.3)
Legal and contingent matters	—	2.6	(2.6)	0.6	4.5	(3.9)
Debt extinguishment costs (2)	—	—	—	—	2.4	(2.4)
Restructuring and reorganization costs	—	7.1	(7.1)	1.0	11.2	(10.2)
Adjusted EBITDA	$64.6	$57.6	$7.0	$241.3	$213.7	$27.6

Adjusted EBITDA margin (3)	20.0%	17.8%	2.2%	19.8%	16.6%	3.2%

Adjusted EBITDA change, as reported	12%			13%
Adjusted EBITDA change, constant currency adjusted	8%			11%

Adjusted EBITDA	$64.6	$57.6	$7.0	$241.3	$213.7	$27.6
Cash payments for interest	(19.9)	(18.1)	(1.8)	(77.5)	(63.3)	(14.2)
Cash payments for taxes, net of refunds	(1.5)	(2.8)	1.3	1.8	(4.4)	6.2
Cash payments for capital expenditures	(10.2)	(12.0)	1.8	(40.8)	(54.5)	13.7
Cash payments for agent signing bonuses	(13.7)	(4.9)	(8.8)	(58.7)	(29.1)	(29.6)
Adjusted Free Cash Flow	$19.3	$19.8	$(0.5)	$66.1	$62.4	$3.7

(1) 2019 includes a non-cash charge from the sale of pension liability.
(2) 2019 includes debt extinguishment costs related to the amended and new debt agreements.
(3) Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
RECONCILIATION OF CERTAIN NON-GAAP MEASURES TO RELEVANT GAAP MEASURES
ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(Amounts in millions, except per share data)	2020	2019	2020	2019

Net income (loss)	$7.3	$(11.9)	$(7.9)	$(60.3)
Total adjustments (1)	4.4	15.9	23.9	80.8
Tax impacts of adjustments (2)	(1.0)	(3.6)	(5.5)	(18.5)
Valuation allowance (3)	—	—	11.3	—
Adjusted net income	$10.7	$0.4	$21.8	$2.0

Diluted earnings (loss) per common share	$0.08	$(0.16)	$(0.10)	$(0.85)

Diluted adjustments per common share	0.04	0.17	0.38	0.88

Diluted adjusted earnings (loss) per common share	$0.12	$0.01	$0.28	$0.03

Diluted weighted-average outstanding common shares and equivalents	88.8	76.7	77.8	71.1

(1) See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2) Tax rates used to calculate the tax expense impact are based on the nature and jurisdiction of each adjustment.
(3) The Company recorded a $11.3 million valuation allowance on its U.S. deferred tax assets for the twelve months ended December 31, 2020.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	December 31, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$196.1	$146.8
Settlement assets	3,702.9	3,237.0
Property and equipment, net	148.1	176.1
Goodwill	442.2	442.2
Right-of-use assets	55.1	50.0
Other assets	129.7	132.9
Total assets	$4,674.1	$4,185.0
LIABILITIES
Payment service obligations	$3,702.9	$3,237.0
Debt, net	857.8	850.3
Pension and other postretirement benefits	74.5	77.5
Lease liabilities	59.1	54.2
Accounts payable and other liabilities	216.8	206.4
Total liabilities	4,911.1	4,425.4
STOCKHOLDERS’ DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, no shares issued and outstanding at December 31, 2020, 71,282 shares issued and outstanding at December 31, 2019	—	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 72,530,770 and 65,061,090 shares issued, 72,517,539 and 62,731,184 shares outstanding at December 31, 2020 and December 31, 2019, respectively	0.7	0.7
Additional paid-in capital	1,296.0	1,116.9
Retained loss	(1,475.3)	(1,460.1)
Accumulated other comprehensive loss	(58.4)	(63.5)
Treasury stock: 13,231 and 2,329,906 shares at December 31, 2020 and December 31, 2019, respectively	—	(18.3)
Total stockholders’ deficit	(237.0)	(240.4)
Total liabilities and stockholders' deficit	$4,674.1	$4,185.0

TABLE SEVEN
MONEYGRAM INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(Amounts in millions)	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7.9)	$(60.3)
Adjustments to reconcile net loss to net cash provided by operating activities:	105.2	123.3
Net cash provided by operating activities	97.3	63.0
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(40.8)	(54.5)
Net cash used in investing activities	(40.8)	(54.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Transaction costs for issuance and amendment of debt	—	(24.3)
Principal payments on debt	(6.5)	(31.6)
Proceeds from revolving credit facility	23.0	—
Payments on revolving credit facility	(23.0)	—
Net proceeds from issuing equity instruments	—	49.5
Payments to tax authorities for stock-based compensation	(0.7)	(0.8)
Net cash used in financing activities	(7.2)	(7.2)
NET CHANGE IN CASH AND CASH EQUIVALENTS	49.3	1.3
CASH AND CASH EQUIVALENTS—Beginning of year	146.8	145.5
CASH AND CASH EQUIVALENTS—End of year	$196.1	$146.8